                                                                    Exhibit 10.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                              WORLDWIDE DATA, INC.

               Warrant for the Purchase of Shares of common Stock

  September 27, 1999                                             25,000
  ------------------                                             ------
  Date                                                           No. of warrants

FOR VALUE RECEIVED, Worldwide Data, Inc. (Company), hereby certifies that Generation Capital Associates, or an assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof and prior to 5:00 P.M., Eastern Time, on the fifth anniversary of the date hereof 25,000 fully paid and nonassessable shares of the common stock, of the Company for an aggregate purchase price of $62,500 (computed on the basis of $2.50 per share subject to adjustment). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "GCA Warrants Shares," (iii) the aggregate purchase price payable hereunder for the GCA Warrants Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the GCA Warrants Shares is referred to as the "Per Share Warrant Price," (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "GCA Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" or "Holder(s)." The Aggregate Warrant Price, number of GCA Warrants and the Per Share Warrant Price are subject to adjustment as hereinafter provided. The GCA Warrants are issued pursuant to the September 20, 1999 Worldwide Data, Inc. Financing Terms Agreement (Financing Agreement). THE TERMS OF THE FINANCING AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

1.    Exercise of Warrant.

      a) Exercise for Cash

      This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof and prior to 5:00 P.M., New York City time, on the fifth anniversary of the date hereof, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address of the Escrow Agent set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for GCA Warrants Shares shall be made by FedWire, certified or official bank check payable to the order of the Company and delivered to the Escrow Agent. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the GCA Warrants Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such GCA Warrants Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part. pursuant to the provisions of this Warrant.

      b) Cashless Exercise

      In lieu of exercising this Warrant in the manner set forth in paragraph 1(a) above, the Warrant may be fully or partially exercised by surrender of the Warrant to the Escrow Agent without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from the closing bid price of the common stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares being exercised pursuant to the Warrant, and dividing by the closing bid price as of the same date.

2.    Reservation of GCA Warrants Shares.

      The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, or held in escrow, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.    Protection Against Dilution.

      a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsections 3(b) and 3(c), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the twenty consecutive trading days immediately prior to the record date of the daily closing bid price of the Common Stock as reported by the NASDAQ level III less the fair market value (as determined reasonably determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

      b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

      c) In case the Company shall hereafter combine its shares of Common Stock into a lesser number of shares (Reverse Split) the number of Warrants shall be proportionately adjusted. The Per Share Warrant Price shall be adjusted to the lower of (i) the average closing bid price of the Company's Common Stock as quoted by

            NASDAQ level III for the five-day trading period (Average Price) ending on the twentieth (20th) day subsequent to the effective date of such Reverse Split, or (ii) the proportionate per share price based on the Reverse Split, i.e. $1.25 per share in the event of a two for one split.

      d) Except as provided in Subsection 3(f), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the consideration per share received by the Company upon such issuance or sale; provided, however, that no adjustment of the Per Share Warrant Price shall be required in connection with the issuance of shares upon the exercise of presently outstanding warrants or options.

      e) Except as provided in Subsection 3(a) and 3(f), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (Total Consideration) by (ii) the number of additional shares of common stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (a) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (b) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus (iii) the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities.

      f) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be. in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 business days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

      g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this
            Section 3 (other than this Subsection 3(g) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

      h)    Whenever the Per Share Warrant Price is adjusted as provided in this
            Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of GCA Warrants Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

      i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 business days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.    Fully Paid Stock, Taxes.

      The Company agrees that the shares of the Common Stock represented by each and every certificate for GCA Warrants Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.    Registration Under Securities Act of 1933.

      a) The Company agrees to register the Warrants Shares in accordance with the terms of the Financing Agreement.

      b) The Company shall (i) furnish each Holder of any GCA Warrants Shares and each underwriter (Underwriter) of such GCA Warrants Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Securities Act of 1933 (Act), (and such other documents as each such Holder or each such Underwriter may reasonably request) in order to facilitate the sale or distribution of the GCA Warrants Shares, (ii) use its best efforts to register or qualify such GCA Warrants Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such GCA Warrants Shares and each Underwriter of GCA Warrants Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such Underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall havc reasonably requested that the GCA Warrants Shares be sold.

      c) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this
            Section 5, other than underwriting


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

            discounts and applicable transfer taxes relating to the GCA Warrants Shares.

      d) The Company will indemnify the Holders of GCA Warrants Shares which are included in any Registration Statement substantially to the same extent as the Company may indemnify any Underwriters of a public offering of Common Stock pursuant to the Underwriting Agreement and such Holders will indemnify the Company (and the Underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company.

6.    Limitation on Exercise.

      No Holder(s) of GCA Warrants shall be permitted to exercise any GCA Warrants to the extent that such exercise would cause any Holder to be the beneficial owner of more than 5% of the then outstanding WWDI Common Stock, at that given time. This limitation shall not be deemed to prevent any Holder from acquiring more than an aggregate of 5% of the Common Stock, so long as such Holder does not beneficially own more than 5% of WWDI Common Stock, at any given time.

7.    Transferability.

      The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder. The holder shall have the right to assign all or any part of this Warrant, subject to compliance with applicable federal and/or state securities laws.

8.    Loss, etc., of Warrant.

      Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor. and denomination.

9.    Warrant Holder Not Shareholders.

      Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10.   Communication.

      No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if the same is in writing and is mailed by first-class mail, postage prepaid, or sent by overnight courier or facsimile, addressed to:

      a)    If to the Company:

            Worldwide Data, Inc.
            36 Toronto Street, Suite 250
            Toronto, Ontario
            Canada M5C 2C5
            Fax: 416/214-6299
            Tel: 416/214-6296

            Attn:  Bronson Conrad, Chief Executive Officer

            with copy to:

            Steven Davis, Esq.
            Heller, Ehrman, White & McAuliffe
            711 Fifth Avenue
            New York, NY 10022-3194
            Fax: 212/832-3353
            Tel: 212/832-8300

or such other address as the Company has designated in writing to the Holder; or

      b)    If to GCA:

            Generation Capital Associates
            1085 Riverside Trace
            Atlanta, GA 30328
            Fax: 404/255-2218
            Tel: 404/303-8450
            Attn:   Frank E. Hart, General Partner

or such other address as the GCA has designated in writing to the Company; and

      c)    If to Escrow Agent:

            David A. Rapaport. Esq.
            333 Sandy Springs Circle, Suite 230
            Atlanta, GA 30328
            Fax: 404/257-9125
            Tel: 404/257-9150

or such other address as the Escrow Agent has designated in writing to the Company and Holder(s).

11.     Headings.

        The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.     Applicable Law.

        This Warrant shall be governed by and construed in accordance with the law of the State of Georgia without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, Worldwide Data, Inc. has caused this Warrant to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed by its Secretary this 27th day of September, 1999


/s/Bronson Conrad
--------------------------
Bronson Conrad
President

ATTEST:

Secretary


        Corporate Seal

                                  SUBSCRIPTION

The undersigned, _____________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase
______________shares of the Common Stock of Worldwide Data, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated: __________________________    Signature: ________________________________

                                     Name: _____________________________________

                                     Address: __________________________________

                                              __________________________________


                                    Tax I.D. No. _______________________________

--------------------------------------------------------------------------------

                         CASHLESS EXERCISE SUBSCRIPTION

        The undersigned ________________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Worldwide Data, Inc. as are issuable in accordance with the formula set forth in paragraph 1(b) of the Warrant, and makes payment therefore in full by cancellation of _________________ Warrants. (If this is a partial exercise of the Warrant a new Warrant for the remaining number of unexercised Warrants shall be issued by the Company.)


Dated: __________________________    Signature: ________________________________

                                     Name: _____________________________________

                                     Address: __________________________________

                                              __________________________________


                                    Tax I.D. No. _______________________________


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

                                   ASSIGNMENT

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ______________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ______________ attorney, to transfer said Warrant to the books of ______________________


Dated: __________________________    Signature: ________________________________

                                     Name: _____________________________________

                                     Address: __________________________________

                                              __________________________________


                                    Tax I.D. No. _______________________________

--------------------------------------------------------------------------------

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED ___________________hereby assigns and transfers unto _____________________ the right to purchase ______________ shares of the Common Stock of Worldwide Data, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _____________________ , attorney, to transfer that part of said Warrant on the books of


Dated: __________________________    Signature: ________________________________

                                     Name: _____________________________________

                                     Address: __________________________________

                                              __________________________________


                                    Tax I.D. No. _______________________________


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